Exhibit J

                    Consent of Independent Auditors

                         Deloitte & Touche LLP


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CONSENT OF INDEPENDENT AUDITORS



Fund for Tax-Free Investors, Inc.

We consent to the incorporation by reference in Post-Effective Amendment No. 17 to Registration Statement No. 2-83299 of our report dated January 27, 1999, appearing in the Annual Report of Fund for Tax-Free Investors, Inc. for the year ended December 31, 1998, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.



/s/ Deloitte & Touche  LLP
Princeton, New Jersey
February 24, 1999